EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-23681, 333-76629, 333-88359, and 333-73260 on Forms S-8 of our report on the consolidated financial statements and financial statement schedule of Sykes Enterprises, Incorporated and subsidiaries dated March 22, 2005, December 19, 2005, as to effects of the restatement discussed in Note 2 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the restatement discussed in Note 2), and of our report on internal control over financial reporting dated March 22, 2005, December 19, 2005 as to the effects of the material weakness described in management’s report (which report expresses an adverse opinion on the effectiveness of the Company’s internal control over financial reporting because of a material weakness), appearing in Form 10-K/A of Sykes Enterprises, Incorporated and subsidiaries for the year ended December 31, 2004.
/s/ Deloitte & Touche LLP
Tampa, Florida
December 19, 2005